Exhibit 99.1
Gray
Television, Inc.
Gray Television Announces Pricing of $365 Million
of Senior Secured Second Lien Notes Due 2015
ATLANTA, April 21, 2010 — Gray Television, Inc. (“Gray” or the “Company”) (NYSE: GTN) announced today that it has priced its previously announced offering of $365 million aggregate principal amount of 10 1/2% senior secured second lien notes due 2015. The sale of the notes is expected to be completed on April 29, 2010, subject to customary closing conditions.
The notes were priced at 98.085% of par. The notes will be secured on a second priority basis, subject to certain exceptions and certain permitted liens, by the Company’s and the guarantors’ assets that secure the Company’s senior credit facility on a first priority basis. The Company’s existing, and certain future, subsidiaries will guarantee the notes on a senior secured basis.
The Company intends to use the net proceeds from the offering of Notes to (i) repay a portion of its term loans outstanding, (ii) repurchase a portion of the outstanding shares of its Series D perpetual preferred stock and (iii) pay related fees and expenses, including advisory fees.
The Notes and the related guarantees have not been, and will not be, registered under the Act or the securities laws of any other place and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The Notes will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of any Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135c under the Act.
Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act
This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical fact, and may include, among other things, statements regarding our current expectations and beliefs as to operating results, future revenues and expenses, the timing, costs and our ability to consummate any future transactions, and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of April 21, 2010. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of
4370 Peachtree Road, NE * Atlanta, GA 30319
(404) 504-9828 * Fax (404) 261-9607

Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2009, which is on file with the SEC and available at the SEC’s website at www.sec.gov.
Gray Television, Inc.
     Gray Television, Inc. is a television broadcast company headquartered in Atlanta, Georgia. We currently operate 36 television stations serving 30 markets. Each of the stations are affiliated with either CBS (17 stations), NBC (10 stations), ABC (8 stations) or FOX (1 station). In addition, we currently operate 39 digital second channels including 1 ABC, 4 FOX, 7 CW, 18 MyNetworkTV, 2 Universal Sports Network affiliates and 7 local news/weather channels in certain of our existing markets.

For information contact:	Web site: www.gray.tv
Bob Prather	Jim Ryan
President and Chief Operating Officer	Senior V. P. and Chief Financial Officer
(404) 266-8333	(404) 504-9828